SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 18, 2002
Date of Report (Date of Earliest Event Reported)

EXPEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	000-27429	91-1996083
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005
(Address of Principal Executive Offices, including Zip Code)

(425) 564-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 9.    Regulation FD Disclosure

On November 18, 2002, Technology Crossover Ventures (“TCV”), which held approximately 4.1 million shares of the common stock of Expedia, Inc. and 775,000 Expedia warrants as of November 15, 2002, distributed approximately 1.1 million shares of Expedia common stock to limited partners of two of its funds. Following this distribution, TCV holds 12.8% of the common shares of Expedia and 5.2% of the total shares outstanding. These figures do not include the 775,000 warrants that TCV also holds. Jay Hoag, General Partner of TCV, remains actively involved with Expedia as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

Dated: November 20, 2002	By:	/s/ GREGORY S. STANGER
Gregory S. Stanger Senior Vice President and Chief Financial Officer